Exhibit 99.2


                          PACIFIC BEPURE INDUSTRY INC.

                                 (OTCBB: PBEP)

                                  January 2010

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                             SAFE HARBOR STATEMENT

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements made in the presentation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission.

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                                COMPANY OVERVIEW

*    Pacific Bepure, a Delaware corporation.
     Acquired Peakwayand its Chinese subsidiaries in November 2009. Headquartered in Fujian Province, China.

     OTCBB: PBEP.OB

* Our principal business is to develop, research, design, manufacture and market sports and casual footwear mainly in the PRC. Our products are sold in 24 provinces and administrative regions in China as well as to South America through our distributors.
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                             INVESTMENT HIGHLIGHTS

* Rapid sales growth in key growth segment (womenssports and casual shoes) in world's largest footwear market (PBEP: +25% (e) 2009, + 49% (a) 2008)

* One of China's most well liked and widely known brands. Distributors in 22 provinces with hundreds of retail stores, plus new Internet thrust

* Focus on 2nd and 3rd tier cities where rapid economic growth is expected to continue; China's GNP in Q4 2009 was + 9 % approximately

* Focused, successful international expansion to high growth markets in South America (20% of revenues)

*    Strong balance sheet and cash flow

* New manufacturing facility to be completed this year will increase production by 50% and reduce costs

* As an industry leader, anticipates growth through acquisitions as well as organic growth

*    Highly regarded senior management and skilled workforce
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                                  BRAND IMAGE

* The Company mainly markets its products under the brand name "Bepure"or "Baopiao".

* In 2006, was awarded "Chinese Well-Known Trademarks"and "Chinese Famous Brand Products".

*    In 2005, was named top ten most satisfying brands for Chinese consumers.

*    In 2002, was certified ISO 9001:2000 quality control system.
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                                HONORS & AWARDS

(1)  Executive Director Unit of Fujian Footwear Industry Association

(2)  Employees Care Enterprise

(3)  2003-2005 Brand-making Pioneer Enterprise of QuanzhouCity

(4)  Well-known Trademark of Fujian Province

(5)  Well-known Trademark of China

(6)  National Medium-sized Industrial Enterprise
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                            MANUFACTURING FACILITIES

*    Current factory:
     123,786 square feet with three production lines, yet 26% production is outsourced.

*    New production facilities:
     621,384 square feet currently under construction, 4 more production lines, expected to commence production in 2010. Will enable us to reduce costs and increase capacity by 50%.
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                               PRODUCT PORTOFOLIO

* Baopiaobranded sports and casual products target both female and male customers, while our products are mainly available for women.

* Baopiao'sconsumers are aged between 18 and 48 years old. In particular, we target consumers aged between 20 and 35 years old.

* In 2010, we adopted "Travel Time"as our corporate slogan. Four product lines for the PRC market: (1)Urban Travel, (2)Business Travel, (3) Outdoor Travel and (4)Free Travel. All of the four series are widely recognized by Chinese consumers.
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                                  URBAN TRAVEL

* Target consumers aged between 20 and 38 years old, including young female office workers and housewives, who have interests in traveling and shopping.

* The main styles of this series include platform shoes, height increasing shoes, hidden-heels shoes and airline hostess shoes with very thick soles and heels.

* Raw materials of Urban Travel Series include suede, leather, buffed leather, imitation leather, composite fabric, and substrate materials are PU (Polyurethane ) and rubber.
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                                BUSINESS TRAVEL

* Targeted the middle and senior female managers, white-collar and businesswomen aged between 28 and 38 years old.

*    applied the esthetic and fashion elements to this series.

* Raw materials of the products include leather, buffed leather, flexible polymers, composite fabric, and the substrate materials are PU and rubber.
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                                 OUTDOOR TRAVEL

* Targeted consumers are between the ages of 18 and 38 and includeboth male and female who like outdoor activities, especially walking and hiking.

* Raw materials of products include split leather and suede leather and the substrate material is rubber. Bright colors are frequently utilized to design and produce our attractive outdoor footwear.
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                                  FREE TRAVEL

* Offers a range of classic footwear for customers who are seeking good quality and comfortable shoes.

* Helps customers seek relaxation. Both comfort and convenience are emphasized to match the daily wear.

*    They are featured with attractive colors.

* Raw materials of products include composite fabric, and suede leather and the substrate material is rubber.
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                                     Brand:

               1.   Long History & New Conception;

               2.   Best Awareness on Female Casual Market

                             COMPETITIVE ADVANTAGES

Industry:                                                Performance:

Huge Footwear Market                                     Steady Growth From
                                                         the Inception

Sales Model:                   Future:                   Management:

1. "Sucessful Distributors     Based on the world        Professional and
   + Agents" Sales Mode;       capital of shoes:         Experienced Senior
                                                         Management & Well-
2. Long-term & Stable          1. Easy to expand         trained and Skillful
   Relationship with              Via M/A;               Staff
   Channels
                               2. Sustainable
                                  Competitive
                                  Advantages
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                              HUGE FOOTWEAR MARKET

* China: the largest footwear exporter for American, European Union and Russian;

*    In 2008, China's shoes export: $29.66 billion

*    Jinjiang: Capital of Shoes & third footwear base in China;

*    Chinese Regional Footwear Brands: 80% of the market share;

* China: the largest market for womensfootwear --female population: 624 million or 48% of total population;

* Womens footwear consumption: >8 billion pairs of shoes, approximately $48.5 billion by 2010 in China;

Women shoes show a steady upward trend in sales. There is a huge potential in China's consumer market for ladies footwear. Bepureis a popular brand among Chinese women consumers.
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                              EXTENSIVE MARKETING

New Store Opening

Retail Store

Bepure Distributors

Jinjiang Shoe Industry Promotion Conference

2009 Guangzhou International Exhibition

Bepure 2008 Autumn-Winter Collection Summit
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                                   SALES MODE

* Bepureentered into annual distributorship agreements with our distributors which set out key terms, such as the geographic area within which they are authorized to sell our products, credit and payment terms and annual sales and network expansion targets.

* In addition to our traditional wholesale model, Bepurehas started to employ "On-line Sales"model as a supplementary sale approach since February 2009. Customers in China can browse over 300 styles of footwear (including different colors ) among our five products series and place orders through our online retail store ( www.baopiao.com/shop or www.bepure.com.cn/shop).
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                           EXTENSIVE RETAIL BUSINESS

Store in Taiyuan, Shanxi

Store in Shijiazhuang, Hebei

Store in Jinan, Shandong

Store in Kunming, Yunnan

Store in Chengdu, Sichuan

Store in Luoyang, Henan
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                                  PRODUCTS R&D

1. In 2008, our subsidiary, Pacific Shoes introduced the CAD/CAM software developed by a famous footwear designer from Taiwan to facilitate automatic sample design.

2. As of November 5, 2009, we have 30 staff members dedicated to research and development, including 4 market analysts, 6 pattern makers and 20 computer designers and sample makers. All of our research staff has experience in the footwear industry.

3. The amount we spent on research and development activities during the fiscal years ended December 31, 2007 and 2008 were $19,000 and $85,000 and accounted for approximately 1%, and 4%, respectively, of our total revenues.

Conductive Computerized Template Cutting

R&D Centre

Computer Aided Draft and Design

Shoes Sample Making According to the Design
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                                BRAND PROMOTION

Bepureprimarily utilizes the internet, magazines and outdoor displaysin our media advertising. We also organize other activities to promote Baopiaobrand, some of which are run by our distributors, including promotional events during the holidays and the end of seasons. We hold promotion activities in various forms focusing on the seasonal new product launch. These promotion activities include discount sales, gifts, outdoor advertisements, magazine advertisements, on-line activities and the like. Our distributors also contribute to the marketing and promotion of our brand by conducting local promotions within their geographic areas.
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                               FUTURE STRATEGIES

In order to promote the overallcompetitiveness, the Company has pursued the following financial strategy while maintaining productivity.

1.   Invest more in brand stores expansion especially self-support stores;

2.   Continuously increase the expense of new products R&D and promotion;

3.   Reinforce the brand building and continuously promote the brand value
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FINANCIAL SUMMARY: Revenue & Net Income in 2007, 2008 and 2009

                           Net Income               Sales Revenue
                           ----------               -------------

            2007(A)        $2,700,881               $13,488,136

            2008(A)        $4,436,018               $20,131,118

            2009(E)                                 $25,163,898

Sales Revenue

* An increase of $6,642,982 or 49.25% in the year ended December 31, 2008 compared with the same period in 2007;

* An estimated increase of $5,032,780 or 25%in the year ended December 31, 2009 compared with the same period in 2008

Net Income

* An increase of $1,647,137 or 59.06% in the year ended December 31, 2008 compared with the same period in 2007;

*    Net Income for 2009 to be reported in March, '10
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            FINANCIAL SUMMARY: Margins & EPS in 2007, 2008 and 2009

                                    Margins

                    2007(A)        2008(A)        2009(E)
                    -------        -------        -------

                    20.68$         22.04%

                               Earnings Per Share

                    2007(A)        2008(A)        2009(E)
                    -------        -------        -------

                    $0.19          $0.30


* An increase of 1.36%for the year ended December 31, 2008 compared with the same period in 2007;

*    Margin for 2009 to be reported in March, '10

* An increase of $0.11 for the year ended December 31,2008 compared with the same period in 2007;

*    EPS for 2009 to be reported in March, '10
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                     FINANCIAL ANALYSIS: Revenue (a) in 2007

           PRC Market                        $10,709         79.40%

           International Market              $ 2,779         20.60%


           The Eastern Section of PRC        $ 2,334         17.30%

           The Northern Section of PRC       $ 4,829         35.80%

           The Southern Section of PRC       $ 3,546         26.29%

Note:

1. The eastern section refers to the city of Shanghai and the provinces of Zhejiang, Jiangsu, Anhui, Hubei, Hunan, Jiangxi and Shandong in the PRC;

2. The northern section refers to the city of Beijing and the provinces of Xinjiang, Gansu, Ningxia, Hebei, Henan, Tianjin, Shanxi, Inner Mongolia, Liaoning, Jilin and Heilongjiang in the PRC;

3. The southern section refers to the city of Chongqing and provinces of Guangdong, Guangxi, Fujian, Hainan, Sichuan, Guizhou, Yunnan and Tibet in the PRC. $4,829$3,546$2,334
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                     FINANCIAL ANALYSIS: Revenue (a) in 2008

           PRC Market                        $16,900         83.95%

           International Market              $ 3,231         16.05%


           The Eastern Section of PRC        $ 2,731         13.57%

           The Northern Section of PRC       $ 8,340         41.43%

           The Southern Section of PRC       $ 5,829         28.96%

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                               SENIOR MANAGEMENT:

                                Chairman and CEO

*    Mr. Haiting Li

Mr. HaitingLi founded the Company in 1993. He became a director and our Chief Executive Officer and General Manager on November 11, 2009 when we completed our reverse acquisition of Peakway. Before the reverse acquisition, Mr. Li had served as the chairman and CEO of Pacific Shoes since 2000 and as the Chairman and CEO of Baopiao Shoes since 2006. Mr. Li served as the general manager of Pacific Shoes from 1993 to 2000. He served as the manager of Jinjiang Xinxing Footwear Factory from 1989 to 1993. He worked as the technician of Footwear Jinjiang Handai Factory from 1982 to 1989.

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                             SENIOR MANAGEMENT: CFO

Mr. Zhong Zhao became our CFO on November 11, 2009 when we completed our reverse acquisition of Peakway. Mr. Zhao had been the CFO of Pacific Shoes and Baopiao Shoes since January 8, 2009. He served as the financial manager of Beijing Telestone Technology Corporation (NASDAQ:TSTC) from March 2004 to December 2008, and as the financial manager of Hubei Dangyang Hydraulic Engineering Bureau from July 1990 to 2003.

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                                   CONTACT US

China Headquarters

Haiting Li
Chairman & CEO
Address: No. 78 KanglongEast Road,
         Yangdaili, Chendai Township Jinjiang
         City, Fujian Province, China 362218
Tel: (86 595) 8677 0999
Fax: (86 595) 8677 5388
Web: www.baopiao.com

In the U.S.:

Ken Donenfeld
DGI Investor Relations
212-425-5700
donfgroup@aol.com or
kdonenfeld@dgiir.com

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                              Thank You Very Much!